UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8 - K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		January 23, 2004

Gateway Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-6404	44-0651207
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

500 Dallas Street, Suite 2615 Houston, TX 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 336-0844

(Former name or former address, if changed since last report)

N/A

Item 4. Changes in Registrant’s Certifying Accountant

(a)                                 Effective January 23, 2004, the Company’s independent auditor was dismissed.  In connection therewith the Company states the following:

(i)                                    Deloitte & Touche LLP (“D&T”) was dismissed as the Company’s independent auditor, effective January 23, 2004.

(ii)                                 D&T’s independent auditor’s reports on the Company’s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

(iii)                             The decision to dismiss D&T was approved by the Audit Committee of the board of directors.

(iv)                             There were no disagreements with D&T for the years ended December 31, 2002 and 2001 or for the interim period through January 23, 2004, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its independent auditor’s report.

(v)                                The Company has requested a letter from D&T stating whether or not it agrees with the statements made by the Company.  A copy of that letter is attached as Exhibit 16.

(b)                                The Audit Committee of the board of directors selected Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s successor independent auditor, effective January 24, 2004.  Neither the Company, nor any other party on its behalf, consulted with PKF on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure prior to its selection.

Item 7. Exhibit

Exhibit 16 – Letter from Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Energy Corporation
(Registrant)

By:	/s/ S. D. Heflin
S. D. Heflin
Chief Financial Officer